This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 33-58139 and to each Prospectus dated 03/11/96 and to each Prospectus Supplement dated 03/11/96.


PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
MARCH 11, 1996 TO PROSPECTUS DATED MARCH 11, 1996

Pricing Supplement   100
Date  03/28/96
                         Sears Roebuck Acceptance Corp.
                           Medium-Term Notes Series I
                                 (Floating Rate)
                    Due at least 9 Months from Date of Issue

Principal Amount of Note:                    $100,000,000
Settlement Date (Original Issue Date):       04/02/96
Maturity Date:                               09/19/97
Specified Currency:                          US $
                   (If Other than U.S. Dollars, see attached)
Interest Rate Basis:               LIBOR
        Spread Multiplier:  NA    Maximum Rate:  NA    Minimum Rate:  NA
Spread (plus or minus):            Flat
Index Maturity:                    Three (3) Month
Date Initial Interest Rate Set:    03/29/96
Interest Reset Date(s):            Same as Interest Payment Date
Interest Determination Date(s):    Two market days prior to each Coupon Payment
                                   Date

Calculation Agent:                 Chase Manhattan Bank, N.A.
Interest Payment Date(s):          6/19/96, 9/19/96, 12/19/96, 3/19/97,
                                   6/19/97, 9/19/97
Regular Record Date(s):            15 days prior to each Interest Payment Date

Initial Interest Payment:          June 19, 1996
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:           DTC
Redemption Commencement Date:      NOT APPLICABLE


Redemption Price: If a Redemption Commencement Date is specified above, the Redemption Price shall be - of the principal amount to be redeemed and shall
decline at each anniversary of the Redemption Commencement Date by   -   of
the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.






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